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                                 EXHIBIT INDEX


1.6 Unanimous Consent in Writing effective Jan. 2, 2007 of the Board of Directors of IDS Life Insurance Company (now known as RiverSource Life Insurance Company) renaming IDS Life Accounts F, G, H, IZ, JZ, KZ, LZ, MZ, N, PZ, QZ, RZ, SZ, TZ to the new name RiverSource Account F.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13.1 Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 2, 2007 as Exhibit 13.1 to Post-Effective Amendment No. 27 to Registration Statement No. 33-4173.